UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

Synergy Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-131722	20-3823853
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 18, 2010, Synergy Pharmaceuticals, Inc., a Florida corporation (the “Company”), entered into securities purchase agreements to sell securities to certain investors and raise gross proceeds of $1,525,000 in a registered direct offering. The Company paid $91,000 to a non-U.S. selling agent.  The Company sold 610,000 shares of its common stock and warrants to purchase 244,000 shares of common stock. The common stock and warrants were sold in units, with each unit consisting of one share of common stock and two-fifths of a warrant to purchase a share of common stock.  The purchase price paid by the investors was $2.50 for each unit. Each whole warrant has an exercise price of $2.75 per share and is exercisable for a period of five years commencing upon issuance. Proceeds from the transaction will be used to fund the Company’s research and development activities, including its planned Phase 2b clinical trial of plecanatide and Phase 1 clinical trial of SP-333, and for working capital and other general corporate purposes.

The offering was made pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-163316, the base prospectus effective December 10, 2009), as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on October 18, 2010.

The descriptions of terms and conditions of the Securities Purchase Agreement and Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference and the form of Warrant, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 5, 2010)

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 5, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 19, 2010

SYNERGY PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer